UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2006

SWEET SUCCESS ENTERPRISES, INC.
(Name of small business issuer specified in its charter)

Nevada	000-51542	54-2088620
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1250 NE Loop 410, Suite 630
San Antonio, Texas 78209
(Address of principal executive offices)

(210) 824-2496
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2006, Sweet Success Enterprises, Inc. (the “Company”) issued a press release announcing that R. Glenn Williamson was appointed as the Company’s new president and chief operating officer effective immediately.  Mr. Williamson, 49, of Phoenix, Arizona, has been a member of the Company’s Board of Directors since August 2005 and will assume responsibilities for the day-to-day operations of Sweet Success as it expands the sales and distribution of its line of all-natural beverages.   Born in Montreal and a graduate of Rothsey Collegiate Military Academy in New Brunswick, Canada, Mr. Williamson, has more than 25 years of successful entrepreneurial and executive level experience and has been involved as a founder, consultant or banker on over 60 domestic and international engagements.

As previously disclosed, the Company and Mr. Williamson are parties to an employment agreement.

The full text of the Press Release issued in connection with the announcement is attached hereto as Exhibit 99.1 to this Form 8-K report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

* 10.1	Employment Agreement (Williamson)

99.1	Press Release dated August 23, 2006

* Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEET SUCCESS ENTERPRISES, INC.

Date: August 29, 2006	By:	/s/ William J. Gallagher
William J. Gallagher
Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) and Director